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                                 Office Depot



                               Statement of Work
                                       &
                           Network Access Agreement






                                PURCHASEPRO.COM




                             PurchasePro.com, Inc.
                        3291 N. Buffalo Drive, Suite 2
                              Las Vegas, NV 89129
                              702-316-7000 Phone
                               702-316-7001 Fax
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THIS AGREEMENT is entered into effective February 18, 2000 (hereinafter the
"Effective Date of this Agreement"), between PURCHASEPRO.COM INC. (hereinafter "PPRO"), with its offices at 3291 N. Buffalo Drive, Suite 2, Las Vegas, NV 89129, and Office Depot, (hereinafter "Customer"). PPRO is the owner of a computer-based information network (the "PPRO Network"). Information about goods and services and a profile of each vendor will be accessible by Customer using the PPRO Network pursuant to this Agreement.



TABLE OF CONTENTS

1.0  Business Objective

2.0  Executive Summary

3.0  Project Implementation

4.0  Financial Considerations

5.0  Term

6.0  Confidentiality

7.0  Warrenties

8.0  Assignability

9.0  Termination

10.0  Governing Law

11.0  Force Majeure

12.0  Abitration and Attorney's Fees

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1.0  BUSINESS OBJECTIVE

     PurchasePro.com has delivered a Virtual Private Marketplace (VPM) and desktop purchasing solution that links Office Depot customers with its existing and potential trading partners.


2.0  EXECUTIVE SUMMARY

     PurchasePro.com deploys an electronic commerce network over the Internet, helping businesses both large and small manage their supply chain and procurement activities. Our company supports an international business-to-business network of buyers and vendors that use our software to source, communicate and transact business. We create and maintain private e-commerce marketplaces for business enterprises allowing them to manage both the purchasing activities of their buyers and the contractual compliance of their vendors. Links to vendor electronic catalogs allow up-to-the-minute information. Secure bid management and retrieval allows the buyer to easily and instantaneously request pricing from multiple vendors. PurchasePro.com will provide 100,000 user-id's and password coded specifically for Office Depot business customers at the pre-negotiated price of $10 each per month.


3.0  PROJECT IMPLEMENTATION

     3.1  Phase I

     Scope of Work
     . Account setup. PurchasePro.com will provide 100,000 user-id's and passwords specifically coded with ODP for Office Depot.
     . Provide Network Access and any upgrades to Office Depot.
     . Provide on-going telephone customer support and help desk coverage.


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4.0  FINANCIAL CONSIDERATIONS

     4.1 PurchasePro.com Virtual Private Marketplace Fee Schedule (Prices Valid Until February 29, 2000)


                  NATURE OF SERVICES                                         PRICE
--------------------------------------------------------------------------------------------------------
User-ID and Password Fee
Includes 100,000 user-ids and passwords specifically    $10 per month per user for 100,000 user IDs and
 coded with ODP for Office Depot.                                          passwords
--------------------------------------------------------------------------------------------------------


     4.2  Terms of Payment

     The User-ID and password Fee will be invoiced monthly in arrears and will be due within thirty (30) days after the date of the invoice.


5.0  Term

     This Agreement, unless terminated earlier by mutual agreement of the parties, shall expire on February 18, 2001.


6.0  Confidentiality

     The PPRO Network contains computer software which is valuable proprietary information owned by PPRO and is treated as confidential (such software being referred to hereafter as "PPRO Proprietary Information"). Customer is granted a non-assignable, non-exclusive, fully revocable license to install or make available the PPRO Proprietary Information on any computers designated by the Customer and to use the PPRO Network and PPRO Proprietary Information during the term of this Agreement solely for Customer's use in its purchasing operations. Customer shall neither disclose, disseminate, or otherwise give the PPRO Proprietary Information to any other person, firm, or organization or any employee or agent of Customer who does not need to obtain access thereto unless such information is, at the time of such disclosure or dissemination, already part of the public domain or known or available to Customer from a source other than PPRO. Under no circumstances may Customer modify, decompile, or reverse assemble any object code contained within the PPRO Proprietary Information. Nor may Customer copy, otherwise duplicate or use any of the PPRO Proprietary Information not already in Customer's possession as of the date of this Agreement or which becomes known or available to Customer from a source other than PPRO. Customer shall use reasonable efforts to ensure that all persons afforded access to the PPRO Proprietary Information refrain from any such unauthorized use, copying, or disclosure. Customer's obligations respecting the confidentiality of the PPRO Propriety Information shall survive termination of this Agreement and shall remain in effect for as long as Customer continues to possess or control any copyrighted PPRO Proprietary Information.

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7.0  Warranties

     In recognition of the fact that the unauthorized disclosure, copying, or use of the PPRO Proprietary Information could cause irreparable harm and significant injury to PPRO, which may be difficult to measure with certainty or to compensate through damages, Customer agrees that any court in the State of Nevada may grant such injunctive or other equitable relief as appropriate to enforce the provisions of this Agreement. PPRO warrants and represents that it owns the rights in the PPRO network, including all necessary software, and has the power and authority to perform this Agreement. PPRO agrees to indemnify, defend and hold harmless Customer against any loss, liability, claim, or damage that Customer may incur should any third party successfully challenge PPRO's rights in the PPRO Network or any related software.

8.0  Assignability

     Customer may not assign or transfer this Agreement or any interest herein (including, without limitation, rights and duties of performance) and this Agreement may not be involuntarily assigned or assigned by operation of law, without the prior written consent of PPRO, which consent may be withheld by PPRO in the sole and absolute exercise of its discretion.

9.0  Termination

     Customer may terminate this agreement upon notice to PPRO in the event that Customer does not accept either the trial version, beta version or final version of the VPM due to its failure to conform to the specifications and requirements of this Agreement. If Customer terminates this Agreement under these conditions, it shall be entitled to an immediate refund of all fees paid to PPRO under this Agreement. Either party may terminate this Agreement immediately upon written notice to the other party in the event any material breach of a term of this Agreement by such other party that remains uncured 30 days after notice of such breach (other than a breach of a payment obligation) was received by such other party or, if the breach is not reasonably capable of cure within 30 days, such longer period, not to exceed 60 days, so long as the cure is commenced within the 30-day period and thereafter is diligently prosecuted to completion as soon as possible and in any event within 60 days.

10.0  Governing Law

      This Agreement shall be governed by and construed in accordance with laws of the State of Nevada. This Agreement constitutes the entire agreement between the parties, and there are no understanding or agreements relative hereto other than those that are expressed herein. No change, waiver, or discharge hereof shall be valid unless in writing and executed by the party against whom such change, waiver, or discharge is sought to be enforced.

11.0  Force Majeure

      Each party to this agreement shall be excused from any delay or failure in its performance hereunder or under any Ancillary Agreement, other than for payment of money, caused by any labor dispute, government requirement, act of God, or any other cause beyond its control. Such party shall undertake reasonable commercial efforts to cure any such failure or delay in performance arising from a force majeure condition, and

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      shall timely advise the other party of such efforts. If such delaying cause shall continue for more than ten (10) days, the party injured by the inability of the other to perform shall have the right upon ten (10) days prior written notice to terminate the Agreement.

12.0  Arbitration and Attorneys' Fees

     (a)  Arbitration

     In the event of a dispute between the parties arising under this Agreement or an Ancillary Agreement, the parties shall submit to binding arbitration in Las Vegas, Nevada, before a single arbitrator knowledgeable of e-commerce under the Commercial Arbitration Rules of the American Arbitration Association, except that temporary restraining orders or preliminary injunctions, or their equivalent, may be obtained from any court of competent jurisdiction. The decision of the arbitrator shall be final and binding with respect to the dispute subject to the arbitration and shall be enforceable in any court of competent jurisdiction. The arbitrator shall not have the power to award any damages of the types excluded by this Agreement, regardless of the nature of the claim.

     (b)  Attorneys' Fees

     If any arbitration or litigation is commenced between or among parties to this Agreement or any Ancillary Agreement or their personal representatives concerning any provisions of this Agreement or any Ancillary Agreement, or the rights and duties of any person in relation thereto, the court or arbitrator, as the case may be, may award to the party or parties prevailing in such arbitration or litigation, in addition to such other relief as may be granted, a reasonable sum for their attorneys' fees.

In witness whereof, the parties have executed this Agreement as of the Effective Date of this Agreement above.


PurchasePro.com, Inc.        Office Depot


By: __________________ Date: _____    By: __________________ Date: _____

Title: ___________________________    Title: ___________________________


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